UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Accelerant Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42765	98-1753044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Accelerant Holdings c/o Accelerant Re (Cayman) Ltd. Unit 106, Windward 3, Regatta Office Park, West Bay Road, Grand Cayman	KY1-1108
(Address of principal executive offices)	(Zip Code)

1 (345) 743-4611

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common shares, $0.0000011951862 par value per share	ARX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2026 (the “Signing Date”), Accelerant Holdings, a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cherry Tree BidCo, a Cayman Islands exempted company (“Parent”), and Cherry Tree Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to, and subject to the terms and conditions set forth in, the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and becoming a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund V, L.P. (“Sponsor”), an investment fund managed by Thoma Bravo, L.P. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement.

The Board of Directors of the Company (the “Board”), acting on the unanimous recommendation of the special committee of the Board (consisting only of independent and disinterested directors) has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company and its shareholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and the performance by the Company of its covenants and obligations contained in the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and directed that the authorization and adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s shareholders, and (iv) resolved to recommend that the Company’s shareholders approve the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in each case, on the terms and subject to the conditions of the Merger Agreement and in accordance with the laws of the Cayman Islands.

If the Merger is consummated, the Class A common shares of the Company, $0.0000011951862 par value per share (the “Class A Common Shares”), will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effect on Capital Stock

At the effective time of the Merger (the “Effective Time”), each Class A Common Share and Class B common share of the Company, $0.0000011951862 par value per share (the “Class B Common Shares” and, together with the Class A Common Shares, the “Shares”), issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Shares and any Dissenting Shares) will be converted automatically into the right to receive (A) $20.25 in cash, without interest (the “Merger Consideration”), plus (B) if applicable, the Ticking Amount (as defined below) in cash, without interest (the “Per Share Closing Amount”).

Treatment of Company Equity Awards

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

•

Each in-the-money Company Option, whether vested or unvested, will be canceled and exchanged for a cash payment equal to its aggregate spread value (based on the excess of the Per Share Closing Amount over the per-Share exercise price and the number of Shares underlying such Company Option). Notwithstanding the foregoing, all underwater Company Options (whether vested or unvested) will be cancelled for no consideration.

•

Each Company RSU that vests at the Effective Time in accordance with the terms of the applicable award agreement (the “Single-Trigger RSUs”) (including RSUs held by non-employee directors of the Company) will be canceled in exchange for a cash payment equal to the product of the Per Share Closing Amount and the number of Shares subject to such Single-Trigger RSU. Each Company RSU that is not a Single-Trigger RSU will be canceled and converted into the right to receive a cash amount equal to the product of the Per Share Closing Amount and the number of Shares subject to such Company RSU, which will vest and be paid out on the same vesting terms, and will be subject to the same terms and conditions, that applied to the corresponding Company RSU.

•

Each Company PSU will be canceled and converted into the right to receive a cash payment equal to the product of the Per Share Closing Amount and the number of Shares to which the holder of such Company PSU would be entitled upon settlement thereof assuming (x) performance in respect of the 2026 performance year is achieved at 250% and (y) performance in respect of the 2027 and 2028 performance years is achieved at 100%, which cash payment will vest and be paid out on the same terms and conditions (other than terms related to performance) that applied to the corresponding Company PSU.

•

No new offering periods will commence under the Company’s employee share purchase plan (the “ESPP”) and no new participants will be permitted. The final exercise date for each offering period in effect will occur on the earlier of its scheduled exercise date and the fifth trading day before the Effective Time, the ESPP will terminate immediately prior to the Effective Time, and Shares purchased on the final exercise date will be canceled and converted into the right to receive the Merger Consideration.

Conditions to the Merger

Consummation of the Merger is subject to certain customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the adoption of the Merger Agreement by the affirmative vote of holders of Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote on such matter at the Company Shareholders Meeting (such adoption, the “Company Shareholder

Approval”); (ii) the absence of any Governmental Entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited (the “No Legal Impediment Condition”); and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the clearance or approval under certain specified foreign antitrust laws or foreign investment laws, and the receipt of certain specified insurance regulatory approvals or prior written non-disapprovals (such insurance regulatory approvals, the “Insurance Regulatory Approvals” and such condition, the “Regulatory Condition”). The obligation of each party to the Merger Agreement to consummate the Merger is also conditioned upon certain unilateral closing conditions, including the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The obligation of Parent to consummate the Merger is additionally conditioned upon (i) the absence of a material adverse effect on the Company that is continuing as of the Effective Time, (ii) holders of no more than 15% of the issued and outstanding Shares having validly exercised, and not having effectively withdrawn or abandoned, dissent rights under Section 238 of the Cayman Companies Act, (iii) the absence of a Burdensome Condition with respect to Insurance Regulatory Approvals, and (iv) in certain specified circumstances, the distribution or divestiture of a regulated subsidiary of the Company. The availability of Parent’s financing is not a condition to the consummation of the Merger.

Ticking Amount

Under the terms of the Merger Agreement, if the closing of the Merger (the “Closing”) occurs on or after the Ticking Amount Start Date, each holder of Shares will be entitled to receive an additional cash amount equal to $0.00333 per share for each calendar day elapsed after the Ticking Amount Start Date through and including the Ticking Amount End Date (the “Ticking Amount”). The “Ticking Amount Start Date” is the first date on which all conditions to Closing have been satisfied or waived (other than (i) conditions that by their nature are to be satisfied at Closing, (ii) conditions whose failure to be satisfied is primarily caused by a breach by Parent, Merger Sub or their affiliates, and (iii) conditions relating to the receipt of specified Insurance Regulatory Approvals of Parent), subject to a delay equal to the number of days from the date of the Merger Agreement to the date of the Change of Control Filing Deadline (if such period of time exceeds fifteen (15) business days). The “Ticking Amount End Date” is the date on which such specified Insurance Regulatory Approvals contemplated by clause (iii) in the preceding sentence have been obtained. The Ticking Amount, if any, will be paid in addition to $20.25 per Share payable upon the Effective Time.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) use commercially reasonable efforts to carry on its business in the ordinary course of business during the period between the execution of the Merger Agreement and the consummation of the Merger, except (a) as expressly contemplated or permitted by the Merger Agreement; (b) as disclosed in the disclosure letter delivered by the Company to Parent prior to the execution of the Merger Agreement; (c) as required by applicable law; or (d) as Parent has otherwise consented to in writing, (ii) used commercially reasonable efforts to take all actions necessary or advisable to consummate the Merger, and to cooperate with the other parties to the Merger Agreement and (iii) use reasonable best efforts to do all things necessary under all applicable Antitrust Laws, Foreign Investment Laws and, subject to the absence of a Burdensome Condition, Insurance Laws, to consummate the Merger.

Beginning on the Signing Date and continuing until one minute prior to 12:00 a.m. Eastern time on September 22, 2026 (the “Go-Shop Period”), the Company has the right to, among other things, (a) solicit alternative acquisition proposals from any third party that has entered into an acceptable confidentiality agreement within the six month period prior to the date of the Merger Agreement (each, an “Excluded Party”), (b) provide information (including nonpublic information) to any Excluded Party in connection therewith, and (c) continue, enter into or engage in discussions with any Excluded Party in connection with any alternative acquisition proposals. Following the end of the Go-Shop Period, the Company will be subject to customary “no shop” restrictions under which the Company and its Subsidiaries, from September 22, 2026 (the “No-Shop Period Start Date”) until the earlier of the Effective Time and the valid termination of the Merger Agreement, are generally prohibited from (x) soliciting Acquisition Proposals from third parties or (y) participating in any negotiations or discussions regarding an Acquisition Proposal, subject to customary fiduciary exceptions.

Termination and Fees

The Merger Agreement contains certain customary termination rights for the Company, on the one hand, and Parent, on the other hand, including that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement if (i) the Merger is not consummated by 11:59 p.m. (New York City time), on August 13, 2027 (the “Initial Termination Date”), which Initial Termination will be automatically extended until 11:59 p.m. (New York City Time) on November 13, 2027 if all of the conditions to the Merger, other than the No Legal Impediment Condition (only with respect to any Antitrust Law or Foreign Investment Law) and Regulatory Condition, have been satisfied as of the Initial Termination Date; and (ii) any order prohibiting the Merger has become final and non-appealable; or (iii) the Company Shareholder Approval is not obtained at the Company Shareholders Meeting. Subject to certain specified limitations and requirements set forth in the Merger Agreement, Parent may terminate the Merger Agreement if the Board issues an Adverse Recommendation Change prior to the earlier of (x) receipt of the Company Shareholder Approval and (y) the tenth (10th) business day following the date on which such Adverse Recommendation Change occurs. Subject to certain specified limitations and requirements set forth in the Merger Agreement, the Company may terminate the Merger Agreement if the Board authorizes the Company to enter into a definitive agreement providing for a Superior Proposal and the Company enters into such definitive binding agreement, or if Parent fails to consummate the Merger when required to do so under the Merger Agreement. The Company and Parent may also terminate the Merger Agreement by mutual written consent or for any material, uncured breach of the Merger Agreement by the other party.

Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay to Parent a termination fee of an amount equal to (i) $56.9 million if the Merger Agreement is terminated in order for the Company to enter into a definitive agreement for a Superior Proposal with an Excluded Person, or (ii) $136.5 million in all other cases. Under certain circumstances, Parent will be required to pay the Company a termination fee of $295.8 million (the “Parent Termination Fee”).

The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement (including, subject to the terms and conditions of the Merger Agreement and the Equity Commitment Letter, to force Parent to enforce the terms of the Equity Commitment Letter).

Equity Financing Commitments

Concurrently with the execution of the Merger Agreement, Parent delivered to the Company an equity commitment letter (the “Equity Commitment Letter”), pursuant to which Sponsor has committed, subject to the terms and conditions in the Equity Commitment Letter, to make equity contributions to Parent of an aggregate amount set forth therein for the purpose of funding up to the full amount of the aggregate Merger Consideration, the estimated full amount of the Ticking Amount through the Termination Date (as extended), and all related fees, costs and expenses and to repay any of the Company’s existing indebtedness that does not remain outstanding. The Company is a third-party beneficiary under certain provisions of the Equity Commitment Letter and may enforce such provisions pursuant to the terms and conditions thereof.

Guarantee

Concurrently with the execution of the Merger Agreement, the Sponsor has entered into a guarantee with the Company in favor of the Company (the “Guarantee”), pursuant to which Sponsor agreed to guarantee certain obligations of Parent under the Merger Agreement, including payment of the Parent Termination Fee, certain enforcement costs and certain other reimbursement and indemnification obligations of Parent and Merger Sub under the Merger Agreement, in each case, subject to an aggregate cap and the other terms and conditions set forth in the Merger Agreement and the Guarantee.

In addition, pursuant to the Merger Agreement, the Parent has agreed to guarantee full and complete performance by Merger Sub or the Surviving Company of its obligations under the Merger Agreement.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the proxy statement in connection with the proposed Merger (the “Proxy Statement”), the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other documents that the parties will file with the Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Voting and Support Agreement

In connection with entering into the Merger Agreement, on August 13, 2026, Parent and the Company entered into a voting and support agreement (the “Voting and Support Agreement”) with ACP Insurance Management, LLC and ACP Accelerant Holdings, L.P. (jointly, the “ACP Shareholders”), each an affiliate of Altamont Capital Partners (“ACP”). Under the Voting and Support Agreement, subject to certain terms and conditions contained therein, the ACP Shareholders, who hold Shares representing approximately 82% of the Company’s outstanding voting rights, have agreed to vote or execute consents with respect to all of the Shares held by the ACP Shareholders in favor of the transactions contemplated by the Merger Agreement and have agreed to certain transfer restrictions with respect to such shares. The Voting and Support Agreement will terminate upon certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting and Support Agreement is qualified in its entirety by reference to the full text of the Voting and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Rollover

With the permission of the Special Committee, Parent has had preliminary discussions with ACP regarding the opportunity to retain a portion of their equity ownership in the Company through a rollover or reinvestment alongside the Sponsor. As of the date hereof, certain terms of a potential rollover or reinvestment, if any, have been negotiated, but ACP has not yet made a binding commitment to roll over or reinvest. If any Insurance Regulatory Approvals arising out of any such rollover or reinvestment would be required to be made, ACP and certain of its affiliates will be subject to the same efforts standards and timelines as set forth in the Merger Agreement in respect of such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 13, 2026, by and among Accelerant Holdings, Cherry Tree BidCo and Cherry Tree Merger Sub

10.1	Voting and Support Agreement, dated as of August 13, 2026, by and among Accelerant Holdings, Cherry Tree BidCo, the shareholder parties thereto and the other signatory parties thereto

EX 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules or exhibits omitted pursuant to item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, as amended, for any schedule or exhibit so furnished.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the Merger Agreement and the proposed Merger involving the Company, Parent and Merger Sub. The Company intends to file with the Securities and Exchange Commission (the “SEC”) the Proxy Statement in connection with a special meeting of the Company’s shareholders for purposes of approving the transactions contemplated by the Merger Agreement, and other relevant documents in connection therewith. The Company and certain participants in the Merger intend to file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed Merger, if required. The Company may also file other relevant documents with the SEC regarding the Merger Agreement and the proposed Merger. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. The definitive Proxy Statement (when available) will be sent or given to the shareholders of the Company and will contain important information about the Merger Agreement and the proposed Merger and related matters. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER AGREEMENT AND THE PROPOSED MERGER. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at www.accelerant.ai.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is contained in the “Proposal One Election of Directors,” “Directors,” “Director Compensation,” “Executive Officers,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” sections of the Company’s proxy statement for its 2026 annual general meeting of shareholders, which was filed with the SEC on March 30, 2026, and will be contained in the Proxy Statement to be filed by the Company. Any changes in the holdings of the Company’s securities by its directors and executive officers from the amounts set forth in the proxy statement for its 2026 annual general meeting of shareholders have been reflected in Forms 3, 4 and 5, filed with the SEC. The Company’s shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Merger, including the interests of the Company’s directors and executive officers in the Merger, which may be different from those of the Company’s shareholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at www.accelerant.ai.

No Offer

No person has commenced soliciting proxies in connection with the Merger Agreement and the proposed Merger referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our Class A Common Shares; (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby; (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; (v) the effect of the pendency of the Merger on our business relationships, operating results and business generally; (vi) certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; (vii) risks that the Merger disrupts current plans and operations; (viii) risks related to diverting management’s attention from our ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) our ability to retain, hire and integrate skilled personnel, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed Merger; (xi) unexpected costs, charges or expenses resulting from the Merger; (xii) risks that the benefits of the Merger are not realized when and as expected; and (xiii) those risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2026

ACCELERANT HOLDINGS

By:	/s/ Clifford R. Jenks
Name:	Clifford R. Jenks
Title:	General Counsel